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                                                                    Exhibit 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We have issued our report dated January 29, 1999 (except for Note V, as to which the date is February 17, 1999), accompanying the consolidated financial statements of Cerritos Valley Bancorp and Subsidiary contained in the Registration Statement and Prospectus on Form S-4. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."





/s/ Grant Thornton LLP
Los Angeles, California
July 13, 1999